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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111466, 333-111467, 333-111469 and 333-116114 on Form S-8 and Registration Statement No. 333-122215 on Form S-3 of our report related to the consolidated financial statements and financial statement schedules of The DIRECTV Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132 (R)), dated February 26, 2009 (May 29, 2009 as to the effects of Statement of Financial Accounting Standards No. 160 "Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51" as described in Note 2 of the Notes to the Consolidated Financial Statements), appearing on Form 8-K of The DIRECTV Group, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 29, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM